Exhibit 99.1

Zilog ANNOUNCES FIRST QUARTER FISCAL
2009 FINANCIAL RESULTS

SAN JOSE, Calif., July 31, 2008 - Zilog®, Inc. (NASDAQ: ZILG) Zilog, Inc. (NASDAQ: ZILG), a leading supplier of embedded system-on-chip (SoC) solutions for consumer and industrial applications, and an industry leader in remote control and universal IR database solutions, today reported results for its 2009 fiscal year first quarter ended June 28, 2008.

Sales for the fiscal first quarter were $18.2 million, a sequential and year-over-year increase of 8 percent. This increase exceeded the previously announced guidance range. New products sales for the fiscal first quarter increased sequentially by 21 percent driven by a 47 percent sequential increase in 32-bit Zatara™ secured transaction products and a 26 percent sequential increase in sales of universal remote control solutions. Zatara™ product sales were $1.7 million for the quarter, reflecting continued customer ramps in the point-of-sale (POS) market. The increase in sales of universal remote control solutions reflects continued customer expansion and existing customer growth with new programs, including shipments of the new low power Crimzon™ embedded flash products.

The GAAP net loss for the fiscal first quarter ended June 28, 2008 was $1.7 million, or ten cents per share, and was lower than the previous quarter loss of $1.9 million or eleven cents per share and lower than the GAAP net loss of $3.0 million or eighteen cents per share recorded for the fiscal first quarter a year ago. The GAAP net loss for the quarter included special charges of $0.6 million reflecting costs and charges associated with the consolidation and outsourcing activities, including the production test transfer. On a non-GAAP basis adjusted EBITDA, as defined below, was positive $0.4 million for the fiscal first quarter as compared to negative $0.6 million in the previous quarter.

"We were pleased with our results for the quarter and the positive progress we made in executing our business strategy. Sales of our new Zatara™ products increased sequentially for the fifth consecutive quarter. Overall demand reflected a strong book-to-bill with a resulting increase in both sales for the quarter and our backlog of orders exiting the quarter," said Darin Billerbeck, Zilog's president and chief executive officer. "We achieved positive adjusted EBITDA for the quarter for the first time in six quarters, an overall improvement in our bottom line, and we have made significant progress in our production test outsourcing activities even with the growth in requirements for product deliveries. Additionally, our results for the quarter reflect the cost of the adoption of our new incentive compensation programs, which we believe will enable us to attract and retain the necessary technical talent to support our long-term strategy," stated Billerbeck.

The Company expects total sales for its 2009 fiscal second quarter ending September 27, 2008 to increase sequentially by 2 to 4 percent.

NON-GAAP FINANCIAL INFORMATION (Unaudited)

The Company may make reference to certain Non-GAAP financial measures. Management believes that these Non-GAAP measures are useful measures of operating performance and liquidity because they may exclude the impact of certain items, such as amortization of intangible assets, stock-based compensation, depreciation, non-operating interest, income taxes and special charges. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income (loss) and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP.

	Three Months Ended
	June 28,	March 31,	Dec. 29,	Sept. 29,	June 30,
	2008	2008	2007	2007	2007
	(in millions)
Reconciliation of Non-GAAP Net Loss to GAAP Net Loss
Non-GAAP net loss	($0.5)	($1.3)	($1.4)	($0.8)	($2.0)
Non-GAAP adjustments:
Special charges and credits	0.6	0.5	0.6	0.4	0.4
Amortization of intangible assets	0.2	0.2	0.3	0.3	0.2
Non-cash stock-based compensation R&D	0.1	0.1	0.1	0.1	0.1
Non-cash stock-based compensation SG&A	0.3	(0.2)	-	0.3	0.3
Total non-GAAP adjustments	1.2	0.6	1.0	1.1	1.0
GAAP Net loss	($1.7)	($1.9)	($2.4)	($1.9)	($3.0)

Non-GAAP Net Loss (Unaudited)

Non-GAAP net loss excludes special charges and non-cash charges relating to the amortization of intangible assets and stock-based compensation. We believe that Non-GAAP net loss is a useful measure as it excludes certain special charge items as well as certain non-cash charges, which facilitates a comparison of the Company's operating performance. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, the net loss measured in accordance with GAAP.

	Three Months Ended
Reconciliation of Net Loss and Cash Flows From	Jun. 28,	Mar. 31,	Dec. 29,	Sept. 29,	June 30,
Operating Activities to EBITDA	2008	2008	2007	2007	2007
	(in millions)
Reconciliation of net loss to EBITDA:
Net loss	($1.7)	($1.9)	($2.4)	($1.9)	($3.0)
Depreciation and amortization	1.1	0.9	1.0	1.0	1.0
Interest income	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)
Provision for income taxes	0.1	0.1	0.6	0.1	0.5
EBITDA	($0.6)	($1.0)	($1.0)	($1.0)	($1.7)

Reconciliation of EBITDA to net cash provided by
(used in) operating activities:
EBITDA	($0.6)	($1.0)	($1.0)	($1.0)	($1.7)
Provision for income taxes	(0.1)	(0.1)	(0.6)	(0.1)	(0.5)
Interest income	0.1	0.1	0.2	0.2	0.2
Non-cash stock-based compensation	0.4	(0.1)	0.1	0.4	0.4
Loss on disposition of operating assets	-	0.1	-	0.1	0.2
Changes in other operating assets and liabilities	0.6	3.0	(0.6)	1.3	(1.4)
Net cash provided by (used in) operating activities	$0.4	$2.0	($1.9)	$0.9	($2.8)

Non-GAAP EBITDA (Unaudited)

Management believes that Non-GAAP EBITDA ("EBITDA"), that is Earnings or loss Before Interest, Taxes, Depreciation and Amortization, is a useful measure of financial performance. We believe that the disclosure of EBITDA helps investors more meaningfully evaluate our liquidity position by the elimination of non-cash related items such as depreciation and amortization. We believe that our investor base regularly uses EBITDA as a measure of the liquidity of our business. Our management uses EBITDA as a supplement to cash flows from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital.

	Three Months Ended
Reconciliation of Net Loss and Cash Flows From	Jun. 28,	Mar. 31,	Dec. 29,	Sept. 29,	June 30,
Operating Activities to Adjusted EBITDA	2008	2008	2007	2007	2007
	(in millions)
Reconciliation of net loss to Adjusted EBITDA:
Net loss	($1.7)	($1.9)	($2.4)	($1.9)	($3.0)
Depreciation and amortization	1.1	0.9	1.0	1.0	1.0
Interest income	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)
Provision for income taxes	0.1	0.1	0.6	0.1	0.5
Special charges and credits	0.6	0.5	0.6	0.4	0.4
Non-cash stock-based compensation	0.4	(0.1)	0.1	0.4	0.4
Adjusted EBITDA	$0.4	($0.6)	($0.3)	($0.2)	($0.9)

Reconciliation of Adjusted EBITDA to net cash provided by
(used in) operating activities:
Adjusted EBITDA	$0.4	($0.6)	($0.3)	($0.2)	($0.9)
Special charges and credits	(0.6)	(0.5)	(0.6)	(0.4)	(0.4)
Provision for income taxes	(0.1)	(0.1)	(0.6)	(0.1)	(0.5)
Interest income	0.1	0.1	0.2	0.2	0.2
Loss on disposition of operating assets	-	0.1	-	0.1	0.2
Changes in other operating assets and liabilities	0.6	3.0	(0.6)	1.3	(1.4)
Net cash provided by (used in) operating activities	$0.4	$2.0	($1.9)	$0.9	($2.8)

Non-GAAP Adjusted EBITDA (Unaudited)

EBITDA reflects our Earnings or loss Before Interest, Taxes, Depreciation and Amortization. Additionally, management uses separate "Adjusted EBITDA" calculations for purposes of determining certain employees' incentive compensation and, subject to meeting specified Adjusted EBITDA amounts, for accelerating the vesting of EBITDA-linked stock options. Adjusted EBITDA, as we define it, excludes interest, income taxes, effects of changes in accounting principles and non-cash charges such as depreciation, amortization, in-process research and development, and stock-based compensation expense. It also excludes cash and non-cash charges associated with reorganization items and special charges and credits, which represent operational restructuring charges, including asset write-offs, employee termination costs, relocation costs and lease termination costs. Adjusted EBITDA also excludes changes in operating assets and liabilities, which are included in net cash provided by (used in) operating activities. Our management uses Adjusted EBITDA as a supplement to cash flows from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital. This Non-GAAP Adjusted EBITDA measure allows management to monitor cash generated from the operations of the business. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net loss and net cash provided or used in operating activities prepared in accordance with GAAP.

About Zilog, Inc.

Founded in 1974, Zilog is a global supplier of 8, 16 and 32-bit microcontroller and microprocessor "system-on-a-chip" (SoC) solutions that allow design engineers the freedom and creativity required for continued innovation in embedded design. The company won international acclaim for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, Zilog designs, develops and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. Zilog is headquartered in San Jose, California, and employs approximately 500 people worldwide with sales offices throughout Asia, Europe and North America. For more information about Zilog and its products, visit the Company's website at: http://www.zilog.com.

EZ80ACCLAIM!, CRIMZON, Zatara, Zilog, Z8, Z80, eZ80, Z8 ENCORE!, Encore!XP and Zneo are registered trademarks of Zilog, Inc. in the United States and in other countries.

Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

Cautionary Statements

This release contains forward-looking statements (including those related to our expectations for our September 2008 quarter and our ability to attract and retain the necessary technical employees to support our long term strategy) relating to expectations, plans or prospects for Zilog, Inc. that are based upon the current expectations and beliefs of Zilog's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, delay in customer ramps of our 32-bit products or weakness in our 8-bit classic products could negatively impact our September 2008 quarter. Additionally, our ability to attract and retain technical employees may be negatively impacted by uncertainties relating to potential future changes in the ownership and control of the Company.

Design wins are defined as the projected one-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not be realized. Whether or not Zilog achieves anticipated revenue from design wins can be dependant on the timeliness of customers to ramp and whether or not the project in question is as commercially successful as the customers anticipated. Notwithstanding changes that may occur with respect to customer matters relating to the forward-looking statements, Zilog does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. Zilog, however, reserves the right to update such statement, or any portion thereof, at any time for any reason.

The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-Q for the period ended June 28, 2008.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.Zilog.com.

Contact :
Stew Chalmers
Director Corporate Communications
(818) 681-3588

Source: Zilog, Inc. www.Zilog.com

Zilog, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions except per share data)

	Three Months Ended
	June 28,	June 30,
	2008	2007

Net sales	$18.2	$16.8
Cost of sales	9.6	9.4
Gross margin	8.6	7.4
Gross margin %	47%	44%
Operating expenses:
Research and development	3.9	4.5
Selling, general and administrative	5.7	5.0
Special charges and credits	0.6	0.4
Amortization of intangible assets	0.2	0.2
Total operating expenses	10.4	10.1
Operating loss (1)	(1.8)	(2.7)

Other income :
Other income	0.1	-
Interest income	0.1	0.2
Loss before provision for income taxes	(1.6)	(2.5)
Provision for income taxes	0.1	0.5
Net loss	$(1.7)	$(3.0)

Basic and diluted net loss per share	$(0.10)	$(0.18)

Weighted-average shares used in computing basic
and diluted net loss per share	16.9	16.9

(1) Includes FAS 123R and accrued stock-based
compensation charges as follows:
Research and development	$0.1	$0.1
Selling, general and administrative	0.3	0.3
Total stock-based compensation included in operating loss	$0.4	$0.4

Zilog, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 28,	March 31,
	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$17.8	$16.6
Accounts receivable, net	7.4	6.8
Inventories	8.7	8.4
Deferred tax asset	0.3	0.3
Prepaid expenses and other current assets	1.7	1.7
Total current assets	35.9	33.8

Long term investments	1.5	1.9
Property, plant and equipment, net	8.5	6.6
Goodwill	2.2	2.2
Intangible assets, net	2.3	2.5
Other assets	0.9	0.8
Total assets	$51.3	$47.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short term debt	$1.4	$0.7
Accounts payable	8.9	7.3
Current liability associated with license agreements	1.4	0.5
Income taxes payable	0.4	0.5
Accrued compensation and employee benefits	3.4	2.4
Other accrued liabilities	2.4	2.1
Deferred income on shipments to distributors	5.4	5.9
Total current liabilities	23.3	19.4

Deferred tax liability	0.3	0.3
Long term portion of license agreements	1.6	0.6
Other non-current liabilities	0.7	0.7
Total liabilities	25.9	21.0

Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	126.1	125.8
Treasury stock	(7.5)	(7.5)
Other comprehensive income	0.1	0.1
Accumulated deficit	(93.5)	(91.8)
Total stockholders' equity	25.4	26.8
Total liabilities and stockholders' equity	$51.3	$47.8

Zilog, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended
	June 28,	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1.7)	$(3.0)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	0.9	0.8
Disposition of operating assets	-	0.2
Non-cash stock-based compensation	0.4	0.4
Amortization of fresh-start intangible assets	0.2	0.2
Changes in operating assets and liabilities:
Accounts receivable, net	(0.6)	(1.1)
Inventories	(0.3)	0.3
Prepaid expenses and other current and non-current assets	(0.1)	0.8
Accounts payable	1.6	(0.2)
Accrued compensation and employee benefits	1.0	(0.4)
Deferred income on shipments to distributors	(0.5)	(0.4)
Accrued and other current and non-current liabilities (1)	(0.5)	(0.4)
Net cash provided by (used in) operating activities	0.4	(2.8)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of assets held for sale - MOD II property	-	3.2
Long term investments	0.4	-
Capital expenditures (1)	(0.4)	(0.3)
Net cash provided by investing activities	-	2.9

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term debt	0.7	-
Proceeds from issuance of common stock under
employee stock purchase and stock option plans	0.1	0.3
Net cash provided by financing activities	0.8	0.3

Increase (decrease) in cash and cash equivalents	1.2	0.4
Cash and cash equivalents at beginning of period	16.6	19.4
Cash and cash equivalents at end of period	$17.8	$19.8

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
(1) The purchase of a development license through a long term payment arrangement with the licensor has been excluded from capital expenditures and accrued and other current and
and non-current liabilities in this statement of cash flows
for the period ended June 28, 2008.	$2.4	$-

Zilog, Inc.
SELECTED UNAUDITED TRENDED FINANCIAL INFORMATION
(Amounts in millions except percentages, selected key metrics and per share amounts)

	Three Months Ended
	Jun. 28,	Mar. 31,	Dec. 29,	Sep. 29,	Jun. 30,
	2008	2008	2007	2007	2007

Sales & Expenses Information:
Net sales	$18.2	$16.7	$17.0	$16.7	$16.8
Cost of sales	9.6	9.0	9.0	9.0	9.4
Gross margin	8.6	7.7	8.0	7.7	7.4
Gross margin %	47%	46%	47%	46%	44%
Operating expenses:
Research and development	3.9	3.9	4.1	3.9	4.5
Selling, general and administrative	5.7	4.9	4.9	5.1	5.0
Special charges and credits	0.6	0.5	0.6	0.4	0.4
Amortization of intangible assets	0.2	0.2	0.3	0.3	0.2
Total operating expenses	10.4	9.5	9.9	9.7	10.1

Operating loss	(1.8)	(1.8)	(1.9)	(2.0)	(2.7)

Interest income	0.1	0.1	0.2	0.2	0.2
Other income (expense)	0.1	(0.1)	(0.1)	-	-
Loss before provision for income taxes	(1.6)	(1.8)	(1.8)	(1.8)	(2.5)
Provision for income taxes	0.1	0.1	0.6	0.1	0.5
Net loss	($1.7)	($1.9)	($2.4)	($1.9)	($3.0)

Weighted average basic and diluted shares	16.9	16.9	16.9	16.9	16.9
Basic and diluted net loss per share	($0.10)	($0.11)	($0.14)	($0.11)	($0.18)

Net Sales Information:
Net Sales - by type
New products (1)	$11.1	$9.1	$9.8	$8.3	$8.9
8-bit classic products	7.1	7.6	7.2	8.4	7.9
Total net sales	$18.2	$16.7	$17.0	$16.7	$16.8

(1) New products include 32-bit Zatara, universal remote control solutions and 8-bit embedded flash microcontrollers

Net Sales - by channel
Direct	$9.1	$8.1	$7.6	$6.7	$6.9
Distribution	9.1	8.6	9.4	10.0	9.9
Total net sales	$18.2	$16.7	$17.0	$16.7	$16.8

Net Sales - by region
America's	$5.7	$6.0	$5.7	$4.9	$6.7
Asia (including Japan)	9.6	8.3	9.0	9.5	7.9
Europe	2.9	2.4	2.3	2.3	2.2
Total net sales	$18.2	$16.7	$17.0	$16.7	$16.8

Selected Key Metrics (as defined in our Form 10-Q and 10-K)
Days sales outstanding	37	37	45	43	49
Net sales to inventory ratio (annualized)	8.4	8.0	7.3	7.7	8.2
Weeks of inventory at distributors	11	12	12	12	12
Current ratio	1.5	1.7	2.0	2.1	2.1

Other Selected Financial Metrics
Depreciation and amortization (excluding intangibles)	$0.9	$0.7	$0.7	$0.7	$0.8
Amortization of fresh-start intangibles	$0.2	$0.2	$0.3	$0.3	$0.2
Stock based compensation	$0.4	($0.1)	$0.1	$0.4	$0.4
Capital expenditures	$2.8	$2.4	$0.0	$0.6	$0.3
Cash and cash equivalents	$17.8	$16.6	$18.1	$19.9	$19.8
Long term investments	$1.5	$1.9	$0.0	$0.0	$0.0
Cash and long term investments	$19.3	$18.5	$18.1	$19.9	$19.8
Short term debt	$1.4	$0.7	$0.0	$0.0	$0.0